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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Franklin Limited Duration Income Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION

FRANKLIN LIMITED DURATION INCOME TRUST

IMPORTANT SHAREHOLDER INFORMATION
We have enclosed important information about the Annual Shareholders' Meeting of Franklin Limited Duration Income Trust (the "Fund") scheduled for Friday, October 28, 2016 at 2:00 p.m., Pacific time.

THIS MEETING IS VERY IMPORTANT BECAUSE AN ACTIVIST HEDGE FUND HAS TAKEN A POSITION IN THE FUND AND ANNOUNCED ITS INTENTION TO ELECT THREE NEW NOMINEES TO THE BOARD OF TRUSTEES OF THE FUND (THE "BOARD") AT THE MEETING. THE ACTIVIST HEDGE FUND HAS ALSO SUBMITTED A SELF-SERVING PROPOSAL, WHICH SEEKS TO SIGNIFICANTLY DAMAGE OR DESTROY THE ABILITY OF THE FUND TO OPERATE AS A CLOSED-END FUND. FOR THIS REASON, WE ARE ASKING YOU TO VOTE FOR YOUR FUND'S NOMINEES, EACH OF WHOM IS A CURRENT TRUSTEE OF THE FUND (PROPOSAL 1), AND AGAINST THE SHAREHOLDER PROPOSAL SUBMITTED BY THE ACTIVIST HEDGE FUND (PROPOSAL 2).

These materials discuss the items to be voted on at the meeting, and contain the Notice of Meeting, proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how you wish to vote on important issues relating to the Fund. If you complete, sign and return the WHITE proxy card, we will vote it as you indicated. If you simply sign, date and return the enclosed WHITE proxy card, but do not specify a vote on the proposals listed thereon, your proxy will be voted FOR the election of the Fund's nominees to the position of Trustee (Proposal 1) and AGAINST the shareholder proposal submitted by the activist hedge fund (Proposal 2).

WE URGE YOU TO SPEND A FEW MINUTES REVIEWING THE PROPOSALS IN THE ACCOMPANYING PROXY STATEMENT AND TO VOTE FOR YOUR FUND'S NOMINEES (PROPOSAL 1) AND AGAINST THE SHAREHOLDER PROPOSAL (PROPOSAL 2) BY FILLING OUT AND SIGNING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT TO US IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT WE KNOW HOW YOU WOULD LIKE TO VOTE. When shareholders return their proxy cards promptly, the Fund may be able to save money by not having to conduct additional mailings. Returning your proxy card does not preclude you from attending the meeting or later changing your vote prior to its being cast.  YOUR FUND NEEDS ALL OF ITS SHAREHOLDERS TO VOTE – NOT VOTING HELPS THE ACTIVIST HEDGE FUND.

PLEASE DO NOT SEND BACK THE GOLD PROXY CARD YOU MAY RECEIVE FROM THE ACTIVIST HEDGE FUND, EVEN TO WITHHOLD VOTES ON THE ACTIVIST HEDGE FUND'S NOMINEES, AS THIS MAY CANCEL YOUR PRIOR VOTE FOR YOUR FUND'S NOMINEES.  IF YOU HAVE ALREADY RETURNED THE ACTIVIST HEDGE FUND'S GOLD PROXY CARD, YOU CAN STILL SUPPORT YOUR BOARD AND THE FUND BY RETURNING THE ENCLOSED WHITE PROXY CARD.  ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

We welcome your comments. If you have any questions, call [            ] toll-free at [               ].

TELEPHONE AND INTERNET VOTING
For your convenience, you may be able to vote by telephone or through the internet, 24 hours a day. If your account is eligible, separate instructions are enclosed.

PRELIMINARY COPY SUBJECT TO COMPLETION

FRANKLIN LIMITED DURATION INCOME TRUST
NOTICE OF 2016 ANNUAL SHAREHOLDERS' MEETING

The 2016 Annual Shareholders' Meeting (the "Meeting") of Franklin Limited Duration Income Trust (the "Fund") will be held at the Fund's offices, One Franklin Parkway, San Mateo, California 94403, on Friday, October 28, 2016, at 2:00 p.m., Pacific time.

During the Meeting, shareholders of the Fund will vote on the following proposals:

1.	The election of Harris J. Ashton, Edith E. Holiday and John B. Wilson, as Trustees of the Fund, to hold office for the terms specified.

2.	If properly presented, a shareholder proposal.

3.	Such other matters as may properly come before the Meeting.

The Board of Trustees of the Fund (the "Board") has fixed August 29, 2016, as the record date for the determination of shareholders entitled to vote at the Meeting.

YOUR VOTE IS EXTREMELY IMPORTANT, ESPECIALLY IN LIGHT OF THE ACTIVIST HEDGE FUND'S NOMINEES AND THE SHAREHOLDER PROPOSAL SUBMITTED BY THE ACTIVIST HEDGE FUND, BOTH OF WHICH ARE UNANIMOUSLY OPPOSED BY YOUR BOARD. Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote FOR your Fund's nominees (Proposal 1) and AGAINST the shareholder proposal (Proposal 2) by promptly completing, signing, dating, and returning the enclosed WHITE proxy card in the self-addressed envelope.

PLEASE DO NOT SEND BACK THE GOLD PROXY CARD YOU MAY RECEIVE FROM THE ACTIVIST HEDGE FUND, EVEN TO WITHHOLD VOTES ON THE NOMINEES, AS THIS MAY CANCEL YOUR PRIOR VOTE FOR YOUR FUND'S NOMINEES.  ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING.

By Order of the Board of Trustees, Karen L. Skidmore Vice President and Secretary

San Mateo, California
Dated: September 9, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS' MEETING TO BE HELD ON OCTOBER 28, 2016.
The Fund's Notice of 2016 Annual Shareholders' Meeting, Proxy Statement and form of Proxy are available on the internet at https://www.proxyonline.com/docs/ftf2016. The form of Proxy on the internet site cannot be used to cast your vote.

PRELIMINARY COPY SUBJECT TO COMPLETION

FRANKLIN LIMITED DURATION INCOME TRUST

PROXY STATEMENT

☐ INFORMATION ABOUT VOTING

Who is asking for my vote, on what issues am I being asked to vote, and how do the Fund's Trustees recommend that I vote?
In this proxy statement for the 2016 Annual Shareholders' Meeting (the "Meeting") of Franklin Limited Duration Income Trust (the "Fund"), the Board of Trustees of the Fund (the "Board" or the "Trustees") is unanimously asking you to vote:

1.	FOR the election of Harris J. Ashton, Edith E. Holiday and John B. Wilson to the position of Trustee ("Proposal 1"), and

2.	AGAINST the shareholder proposal submitted by the activist hedge fund ("Proposal 2" or the "Shareholder Proposal"), by promptly completing, signing, dating and returning the enclosed WHITE proxy card.

Who are the Fund's Nominees (Proposal 1)?
The Fund's nominees are Harris J. Ashton, Edith E. Holiday, and John B. Wilson, each of whom has served as Trustee of the Fund for more than ten years.  As described more fully below, these nominees have significant experience managing the Fund and other Franklin Templeton Investments open-end and closed-end funds.

The Fund's nominees, together with other Trustees on the Board, are focused on honoring their fiduciary obligations and creating sustainable value for all shareholders by achieving the Fund's goal of providing investors with high current income and capital appreciation.  Under their leadership, the Fund has generated competitive performance on both an absolute and relative basis. Moreover, they continue to address the Fund's performance, and in particular, its current discount to net asset value ("NAV") as evidenced by the program the Fund publicly outlined in April of 2016 and shared with all Fund investors. Your Board is taking these steps in a way that ensures that your Fund operates in a responsible manner to protect and advance the interests of all shareholders, and not just a select few whose interests are in direct contrast to the Fund's long-term objectives.

In contrast, the dissident nominees are unfamiliar with the Fund and have been handpicked and nominated by the same activist hedge fund that has put forth Proposal 2, which seeks to significantly damage or destroy the ability of the Fund to operate as a closed-end fund – the same structure that enables this Fund to execute the unique strategy for which you purchased it. We believe that this proposal, while it may advance the short-term goals of the activist hedge fund that proposed it, is not in the best interests of all of the Fund's shareholders, as more fully outlined in this proxy statement.

The Fund's nominees and the rest of the Board believe that it is in the best interests of Fund shareholders to keep the Fund as a closed-end fund because the Fund's current structure provides benefits to ALL shareholders and not a select few who are looking to profit by causing disruption to the detriment and at the expense of other existing investors. Conversely, the Board feels strongly that Proposal 2, if adopted, would seriously jeopardize shareholders' investment in the Fund, both in the short term and in the long term. For those reasons, we urge you to vote FOR your Fund's nominees, and not the dissident nominees, by promptly completing, signing, dating and returning the enclosed WHITE proxy card.

Why do the Fund's Trustees recommend that I vote against the Shareholder Proposal (Proposal 2)?
Your Board unanimously opposes the Shareholder Proposal because the Board believes it could adversely affect the Fund's investment performance to the detriment of the Fund's investors. Moreover, the activist hedge fund's Shareholder Proposal would needlessly waste Fund resources, impair the Fund's ability to continue to execute its investment strategy, and potentially result in the Fund's termination.

The Board believes that it is in your best interests for the Fund to retain its current structure as a closed-end fund. This enables it to use leverage to pursue its unique investment strategy and has allowed the Fund to deliver competitive market returns and an attractive yield to investors. Your Fund's performance at market price and NAV has been consistently competitive, both in absolute terms and relative to its benchmark indices and its broad-based Lipper peer group.

Under the activist hedge fund's Shareholder Proposal, the Fund would not be able to provide the same benefits to shareholders as it would be forced to conduct an unlimited tender offer, followed by a possible liquidation or conversion into an open-end fund. Any such tender offer could create a tax liability for shareholders who sell their shares, and the termination or conversion of the Fund into an open-end fund would severely impair its ability to produce value for its investors. The Shareholder Proposal only benefits opportunistic shareholders like the hedge fund activist, who will "take the money and run" at the expense of remaining shareholders. In contrast, the Board has announced meaningful and responsible steps to directly address the Fund's discount to NAV for the benefit of all shareholders.

Accordingly, and as described more fully below, the Fund's Trustees unanimously recommend that you vote AGAINST the Shareholder Proposal.

What should I do with other proxy cards I receive?
We urge you to vote the Fund's WHITE proxy card and discard the gold proxy card you may receive from the activist hedge fund.  If you have already sent back the gold proxy card, you can still change your vote – by promptly completing, signing, dating and returning the enclosed WHITE proxy card, which will replace the gold proxy card you previously completed.  If you have already sent in the enclosed WHITE proxy card, please do not send back the gold proxy card you may receive from the activist hedge fund, even to withhold votes from the activist hedge fund's nominees because doing so will cancel out your prior vote on the enclosed WHITE proxy card.

Who is eligible to vote?
Shareholders of record at the close of business on August 29, 2016, are entitled to be present and to vote at the Meeting or any adjournment of the Meeting. Each common share of beneficial interest, without par value (the "Common Shares"), and each Auction Rate Preferred Share, $25,000 liquidation preference per share (the "Preferred Shares"), of record is entitled to one vote, and each fractional Common Share and Preferred Share is entitled to a proportional fractional vote, on each nominee presented at the Meeting on which such shareholder is entitled to vote. All of the nominees will be voted on by holders of the outstanding Common Shares and Preferred Shares voting together as a single class. The Notice of Meeting, the proxy card, and the proxy statement were first mailed to shareholders of record on or about September 9, 2016.

How do I ensure that my vote is accurately recorded?
You may attend the Meeting and vote in person or you may complete and return the enclosed WHITE proxy card. The Fund's management strongly urges you to return the enclosed WHITE proxy card so that they can count your shares as present at the Meeting. Please do not return the gold proxy card you may receive from the activist hedge fund, even if you are withholding votes on the activist hedge fund's nominees and voting against the Shareholder Proposal. If you are eligible to vote by telephone or through the internet, separate instructions are enclosed.

How will my WHITE proxy card be voted?
WHITE proxy cards that are properly signed, dated and received at or prior to the Meeting will be voted as specified. If you specify a vote for the proposals, your proxy will be voted as you indicate. If you simply sign, date and return the WHITE proxy card, but don't specify a vote on the proposals, your shares will be voted FOR the election of the Fund's three nominees for Trustee (Proposal 1) and AGAINST the Shareholder Proposal (Proposal 2).

May I revoke my proxy?
You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund, which must be received by the Fund at or prior to the Meeting, or by attending the Meeting and voting in person.

Returning the activist hedge fund's gold proxy card will revoke any WHITE proxy card previously returned to the Fund, even if you withhold votes on the activist hedge fund's nominees and vote against the Shareholder Proposal on the gold proxy card. Therefore, PLEASE DISCARD THE GOLD PROXY CARD FROM THE ACTIVIST HEDGE FUND AND ONLY RETURN THE ENCLOSED WHITE PROXY CARD.

What if my shares are held in a brokerage account?
If your shares are held by your broker, then in order to vote in person at the Meeting, you will need to obtain a "Legal Proxy" from your broker and present it to the Inspector of Election at the Meeting. Also, in order to revoke your proxy, you may need to forward your written revocation or a later-dated proxy card to your broker rather than to the Fund.

☐ PROPOSAL 1: ELECTION OF TRUSTEES

Who are the Fund's nominees?
The Fund's nominees, each of whom is a current Trustee of the Fund, are Harris J. Ashton, Edith E. Holiday, and John B. Wilson.  As described more fully below, these nominees have significant experience managing investment vehicles, including the Fund.  Harris J. Ashton has been a Trustee since the Fund was launched in 2003, and Edith E. Holiday and John B. Wilson have been Trustees since 2005 and 2006, respectively. Each of the Fund's nominees for Trustee is also on the boards of other open-end and closed-end funds in the Franklin Templeton Investments complex and has substantial corporate and/or government professional experience.

What are the steps the Board, including the Fund's nominees, have taken to address the Fund's discount?
The Board has taken steps to directly address the Fund's discount to NAV that balance shareholders' interests in reducing the discount to NAV with the Fund's ability to achieve its investment objectives. As announced in a press release on April 20, 2016, the Board approved and implemented a discount-narrowing program for the Fund (the "Discount Narrowing Program"), which will take place over a nine–month period commencing on June 1, 2016 and ending on March 31, 2017. If the Fund's shares trade at an average market price discount from NAV of 10% or more during the last 90 days of the measurement period, the Board will: (1) authorize a tender offer for a stated portion of the Fund's outstanding shares; (2) submit to shareholders a proposal to reorganize the Fund with either an open-end or closed-end investment company; and/or (3) submit to shareholders a proposal to convert the Fund to an open-end investment company. Furthermore, as part of the Discount Narrowing Program, the Board has authorized open-market share repurchases by the Fund for up to 10% of the Fund's outstanding shares in an effort to help address the Fund's discount.

This stands in stark contrast to the Shareholder Proposal's "scorched earth" approach to addressing the Fund's discount, one that almost guarantees the termination of the Fund as a closed-end fund, despite the Fund's competitive performance and single-digit discount to NAV.  The Board, by contrast, would only recommend an unlimited tender offer, conversion to an open-end fund, or liquidation in the face of compelling circumstances, such as if there were serious concerns about the continuing viability of the Fund as a suitable long-term investment for shareholders.  The Board does not believe that these circumstances are present in the case of your Fund.

Why should shareholders support the Fund's nominees?
Each of the Fund's nominees has served as Trustee of the Fund for more than ten years and is also on the boards of other open-end and closed-end funds in the Franklin Templeton Investments complex.  Accordingly, these nominees have significant experience managing investment vehicles, including the Fund.  Each of the Fund's nominees also has substantial corporate and/or government professional experience that makes it appropriate for him or her to serve on the Board.

Under the Trustees' stewardship, your Fund's performance at market price and NAV has been consistently competitive, both in absolute terms and relative to its benchmark indices and its Lipper peer group. Additionally, the Discount Narrowing Program implemented by the Board, including the Fund's nominees, is a measured and responsible approach to lowering the Fund's discount.

The dissident nominees were nominated by the same activist hedge fund that has announced its intention to present the Shareholder Proposal at the Meeting. As discussed in Proposal 2 below, your Board believes that the Shareholder Proposal would significantly damage or destroy the Fund's ability to operate as a closed-end fund. The Board believes that it is in shareholders' best interests to retain the Fund's closed-end structure.  As a result, the Board intends to vigorously contest the election of the activist hedge fund's nominees. We urge you to vote FOR your Fund's nominees by promptly completing, signing, dating and returning the enclosed WHITE proxy card. PLEASE DISCARD THE GOLD PROXY CARD FROM THE ACTIVIST HEDGE FUND.

How were the Fund's nominees selected?
The Board has a Nominating Committee consisting of Harris J. Ashton, Mary C. Choksi, Edith E. Holiday, J. Michael Luttig, Frank A. Olson, Larry D. Thompson, and John B. Wilson, none of whom is an "interested person" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Trustees who are not interested persons of the Fund are referred to as "Independent Trustees," and Trustees who are interested persons of the Fund are referred to as "Interested Trustees."

The Nominating Committee is responsible for selecting candidates to serve as Trustees and recommending such candidates (a) for selection and nomination as Independent Trustees by the incumbent Independent Trustees and the full Board; and (b) for selection and nomination as Interested Trustees by the full Board. In considering a candidate's qualifications, the Nominating Committee generally considers the potential candidate's educational background, business or professional experience, and reputation. In addition, the Nominating Committee has established as minimum qualifications for Board membership as an Independent Trustee: (1) that such candidate be independent from relationships with the Fund's investment manager and other principal service providers both within the terms and the spirit of the statutory independence requirements specified under the 1940 Act and the rules thereunder; (2) that such candidate demonstrate an ability and willingness to make the considerable time commitment, including personal attendance at Board meetings, believed necessary to his or her function as an effective Board member; and (3) that such candidate have no continuing relationship as a director, officer or board member of any U.S. registered investment company other than those within the Franklin Templeton Investments fund complex or a closed-end business development company primarily investing in non-public entities.  The Nominating Committee has not adopted any specific policy on the issue of diversity but will take this into account, among other factors, in its consideration of new candidates to the Board.

When the Board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full Board as nominees for election as Trustees, including any recommendations by "Qualifying Fund Shareholders" (as defined below).  Such individuals are evaluated based upon the criteria described above. To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee will, however, review recommendations from Qualifying Fund Shareholders to fill vacancies on the Board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Fund's offices and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a Trustee, including as an Independent Trustee, of the Fund.

A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a NAV of not less than two hundred and fifty thousand dollars ($250,000) during the twenty-four month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund that are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission ("SEC") had the nominee been nominated by the Board; (f) whether the Qualifying Fund Shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Fund, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a Trustee of the Fund if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

The Board has adopted and approved a formal written charter for the Nominating Committee. A copy of the charter was attached as "Exhibit A" to the proxy statement for the 2014 Annual Shareholders' Meeting.

What is the background of the Fund's nominees and the current members of the Board?
The Board is divided into three classes, each class typically having a term of three years. Each year the term of office of one class expires. This year, the terms of three Trustees expire. Harris J. Ashton, Edith E. Holiday and John B. Wilson have each been nominated for three-year terms, set to expire at the 2019 Annual Shareholders' Meeting. These terms continue, however, until their successors are duly elected and qualified or until a Trustee's resignation, retirement, death or removal, whichever is earlier. The Fund's nominees are currently Independent Trustees serving on the Board and have been previously elected by shareholders. In addition, all of the Fund's nominees and other Trustees are also directors and/or trustees of other investment companies within the Franklin Templeton Investments fund complex.

Pursuant to the Fund's Amended and Restated Agreement and Declaration of Trust, two of the Fund's Trustees are to be elected solely by the holders of the outstanding Preferred Shares, and the remaining Trustees are to be elected by the holders of the outstanding Common Shares and Preferred Shares voting together as a single class. This year, all of the Fund's nominees are to be elected by the holders of the outstanding Common Shares and Preferred Shares voting together as a single class.

The Interested Trustees of the Fund hold director and/or officer positions with Franklin Resources, Inc. ("Resources") and its affiliates.  Resources is a publicly traded company whose common shares are listed on the New York Stock Exchange (NYSE: BEN).  As of June 30, 2016, Rupert H. Johnson, Jr. beneficially owned approximately 106,960,853 (approximately 18.52%) of the common shares of Resources.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation or by his spouse, of which he disclaims beneficial ownership.  Resources, a global investment management organization operating as Franklin Templeton Investments, is primarily engaged, through its various subsidiaries, in providing investment management, share distribution, transfer agent and administrative services to a family of investment companies.

Rupert H. Johnson, Jr., Chairman of the Board, Trustee and Senior Vice President of the Fund, is the uncle of Gregory E. Johnson, Vice President and Trustee of the Fund.

Each of the Fund's nominees is currently available and has consented to serve as a Trustee of the Fund if elected. If any of the nominees should become unavailable, the persons named as proxies in the proxy card will vote in their discretion for another person or persons who may be nominated as Trustees.

In addition to personal qualities, such as integrity, in considering candidates for the Board, the Nominating Committee seeks to find persons of good reputation whose experience and background evidences that such person has the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to the fulfillment of a Trustee's duties and fiduciary obligations. Information on the business activities of the Fund's nominees and other Trustees during the past five years and beyond appears below and it is believed that the specific background of each nominee and Trustee evidences such ability and makes it appropriate for him or her to serve on the Board. As indicated below, Harris J. Ashton and Frank A. Olson have each served as chief executive officers of New York Stock Exchange listed public corporations; Larry D. Thompson and Edith E. Holiday each have legal backgrounds, including high level legal positions with departments of the U.S. government; John B. Wilson has served as chief operating officer of a New York Stock Exchange listed public corporation, as well as chief financial officer of a NASDAQ listed public corporation; J. Michael Luttig has sixteen years of judicial experience as a Federal Appeals Court Judge; Mary C. Choksi has served as the managing director of investment management firms; and Rupert H. Johnson, Jr. and Gregory E. Johnson are high ranking executive officers of Franklin Templeton Investments.

Listed below, for each nominee and Trustee, is his or her name, year of birth and address, as well as position and length of service with the Fund, a brief description of recent professional experience, the number of portfolios in the Franklin Templeton Investments fund complex that he or she oversees, and other directorships held.

Nominees for Independent Trustees to serve until the 2019 Annual Shareholders' Meeting:

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member*	Other Directorships Held During at Least the Past 5 Years

Harris J. Ashton (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2003	145	Bar-S Foods (meat packing company) (1981-2010).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Edith E. Holiday (1952) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2005	145
Hess Corporation (exploration and refining of oil and gas) (1993-present), Canadian National Railway (railroad) (2001-present), White Mountains Insurance Group, Ltd. (holding company) (2004-present), RTI International Metals, Inc. (manufacture and distribution of titanium) (1999-present), and H.J. Heinz Company (processed foods and allied products) (1994-2013).

Principal Occupation During at Least the Past 5 Years:
Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).

John B. Wilson (1959) One Franklin Parkway San Mateo, CA	Lead Independent Trustee	Trustee since 2006 and Lead Independent Trustee since 2008	119	None

94403-1906
Principal Occupation During at Least the Past 5 Years:
President, Staples Europe (office supplies) (2012-present); President and Founder, Hyannis Port Capital, Inc. (real estate and private equity investing); serves on private and non-profit boards; and formerly, Chief Operating Officer and Executive Vice President, Gap, Inc. (retail) (1996-2000); Chief Financial Officer and Executive Vice President – Finance and Strategy, Staples, Inc. (1992-1996); Senior Vice President – Corporate Planning, Northwest Airlines, Inc. (airlines) (1990-1992); and Vice President and Partner, Bain & Company (consulting firm) (1986-1990).

Independent Trustees serving until the 2018 Annual Shareholders' Meeting:

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member*	Other Directorships Held

J. Michael Luttig (1954) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2009	145	Boeing Capital Corporation (aircraft financing) (2006-2013).
Principal Occupation During at Least the Past 5 Years:
Executive Vice President, General Counsel and member of Executive Council, The Boeing Company (aerospace company) (2006-present); and formerly, Federal Appeals Court Judge, U.S. Court of Appeals for the Fourth Circuit (1991-2006).

Frank A. Olson (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2005	145	Hess Corporation (exploration and refining of oil and gas) (1998-2013).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Chairman of the Board, The Hertz Corporation (car rental) (1980-2000) and Chief Executive Officer (1977-1999); and Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines) (June – December 1987).

Interested Trustee serving until the 2018 Annual Shareholders' Meeting:

**Gregory E. Johnson (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee and Vice President	Trustee since 2013 and Vice President since 2003	161	None

Principal Occupation During at Least the Past 5 Years:
Chairman of the Board, Member - Office of the Chairman, Director and Chief Executive Officer, Franklin Resources, Inc.; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 44 of the investment companies in Franklin Templeton Investments; and Vice Chairman, Investment Company Institute; and formerly, President, Franklin Resources, Inc. (1994-2015).

Independent Trustees serving until the 2017 Annual Shareholders' Meeting:

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member*	Other Directorships Held

Mary C. Choksi (1950) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2014	119
Avis Budget Group Inc. (car rental) (2007-present), Omnicom Group Inc. (advertising and marketing communications services) (2011-present) and H.J. Heinz Company (processed foods and allied products) (1998-2006)

Principal Occupation During at Least the Past 5 Years:
Senior Advisor, Strategic Investment Group (investment management group) (2015-present); director of various companies; formerly, Founding Partner and Senior Managing Director, Strategic Investment Group (1987–2015); Founding Partner and Managing Director, Emerging Markets Management LLC (investment management firm) (1987-2011); and Loan Officer/Senior Loan Officer/Senior Pension Investment Officer, World Bank Group (international financial institution) (1977-1987).

Larry D. Thompson (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	145
The Southern Company (energy company) (2014-present; previously 2010-2012), Graham Holdings Company (education and media organization) (2011-present) and Cbeyond, Inc. (business communications provider) (2010-2012).

Principal Occupation During at Least the Past 5 Years:
Director of various companies; John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (2015-present; previously 2011-2012); and formerly,

Executive Vice President - Government Affairs, General Counsel and Corporate Secretary, PepsiCo, Inc. (consumer products) (2012-2014); Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (2004-2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

Interested Trustee serving until the 2017 Annual Shareholders' Meeting:

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member*	Other Directorships Held

**Rupert H. Johnson, Jr. (1940) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board, Trustee and Senior Vice President	Chairman of the Board since 2013 and Trustee and Senior Vice President since 2003	145	None
Principal Occupation During at Least the Past 5 Years:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 42 of the investment companies in Franklin Templeton Investments.

*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.
** Rupert H. Johnson, Jr. is considered to be interested person of the Fund under the federal securities laws due to his positions as an officer and director and major shareholder of Resources, which is the parent company of the Fund's investment manager.
*** Gregory E. Johnson is considered to be interested person of the Fund under the federal securities laws due to his positions as an officer and director of Resources, which is the parent company of the Fund's investment manager.

Note 1: Rupert H. Johnson, Jr. is the uncle of Gregory E. Johnson.
Note 2:  Officer information is current as of the date of this proxy statement.

The following tables provide the dollar range of equity securities beneficially owned by the Board members on August 15, 2016.

Independent Trustees

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Harris J. Ashton	None	Over $100,000
Mary C. Choksi	None	Over $100,000
Edith E. Holiday	None	Over $100,000
J. Michael Luttig	None	Over $100,000
Frank A. Olson	None	Over $100,000
Larry D. Thompson	None	Over $100,000
John B. Wilson	None	Over $100,000

Interested Trustees

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Gregory E. Johnson	None	Over $100,000
Rupert H. Johnson, Jr.	None	Over $100,000

Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each Board member invest one-third of the fees received for serving as a trustee of a Franklin fund (excluding committee fees) in shares of one or more Franklin funds (which may include the Fund) until the value of such investments equals or exceeds five times the annual retainer and regular Board meeting fees paid to such Board member.

Investments in the name of family members or entities controlled by a Board member constitute fund holdings of such Board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected Board members. In implementing such policy, a Board member's holdings existing on February 27, 1998 were valued as of such date with subsequent investments valued at cost.

How often do the Trustees meet and what are they paid?

The role of the Trustees is to provide general oversight of the Fund's business, and to ensure that the Fund is operated for the benefit of all shareholders. The Trustees anticipate meeting at least eight times during the current fiscal year to review the operations of the Fund and the Fund's investment performance. The Trustees also oversee the services furnished to the Fund by Franklin Advisers, Inc., the Fund's investment manager (the "Investment Manager"), and various other service providers.

The Fund's Independent Trustees constitute the sole independent Board members of 26 registrants in the Franklin Templeton Investments fund complex, for which each Independent Trustee currently is paid a

$247,000 annual retainer, together with a $7,000 per meeting fee for attendance at Board meetings, a portion of which is allocated to the Fund. To the extent held, compensation may also be paid for attendance at specially held Board meetings. The Fund's Lead Independent Trustee is paid an annual supplemental retainer of $25,000 for service, a portion of which is allocated to the Fund. Trustees who serve on the Audit Committee of the Fund and such other funds receive a flat fee of $3,000 per Audit Committee meeting attended in person and $2,000 per telephonic meeting attended, a portion of which is allocated to the Fund. John B. Wilson, who serves as chairman of the Audit Committee of the Fund and such other funds, receives an additional fee of $50,000 per year, a portion of which is allocated to the Fund. Members of a committee are not separately compensated for any committee meeting held on the day of a Board meeting. Independent Trustees are also reimbursed for expenses incurred in connection with attending Board meetings.

During the fiscal year ended March 31, 2016, there were eight meetings of the Board, three meetings of the Audit Committee, and one meeting of the Nominating Committee. Each Trustee then in office attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Trustee served.

The Fund does not currently have a formal policy regarding Trustees' attendance at annual shareholders' meetings. None of the Trustees attended the Fund's last annual shareholders' meeting held on September 17, 2015.

Certain Interested Trustees and officers of the Fund are shareholders of Resources and may receive indirect remuneration due to their participation in the management fees and other fees received by the Investment Manager and its affiliates from the funds in Franklin Templeton Investments. The Investment Manager or its affiliates pay the salaries and expenses of the officers. No pension or retirement benefits are accrued as part of Fund expenses.

The table below indicates the total fees paid to the Independent Trustees by the Fund individually and by all of the funds in Franklin Templeton Investments. These Trustees also serve or have served as directors or trustees of other funds in Franklin Templeton Investments, many of which hold meetings at different dates and times. The Trustees and the Fund's management believe that having the same individuals serving on the boards of many of the funds in Franklin Templeton Investments enhances the ability of each fund to obtain, at a relatively modest cost to each separate fund, the services of high caliber, experienced and knowledgeable Independent Trustees who can bring their experience and talents to, and effectively oversee the management of, several funds.

Name of Trustee	Aggregate Compensation From the Fund(1)	Total Compensation from Franklin Templeton Investments Fund Complex(2)	Number of Boards within Franklin Templeton Investments Fund Complex on which Director Serves(3)
Harris J. Ashton	2,811	493,000	40
Mary C. Choksi	2,744	309,000	26
Sam Ginn(4)	265	103,333	N/A
Edith E. Holiday	2,811	534,000	40
J. Michael Luttig	2,870	507,000	40
Frank A. Olson	2,811	493,000	40
Larry D. Thompson	2,870	507,000	40
John B. Wilson	2,958	394,000	26

(1)	Compensation received for the fiscal year ended March 31, 2016.
(2)	Compensation received for the calendar year ended December 31, 2015.
(3)	We base the number of boards on the number of U.S. registered investment companies in the Franklin Templeton Investments fund complex. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. Franklin Templeton Investments currently includes 45 U.S. registered investment companies, with approximately 163 U.S. based funds or series.
(4)	Resigned April 30, 2015.

Who are the Executive Officers of the Fund?
Officers of the Fund are appointed by the Trustees and serve at the pleasure of the Board. Listed below, for each Executive Officer, are his or her name, year of birth, address, a brief description of his or her recent professional experience, and his or her position and length of service with the Fund:

Name, Year of Birth and Address	Position	Length of Time Served

Alison E. Baur (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2012
Principal Occupation During at Least the Past 5 Years:
Deputy General Counsel, Franklin Templeton Investments; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments.

Laura F. Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer – Finance and Administration	Since 2009
Principal Occupation During at Least the Past 5 Years:
Senior Vice President, Franklin Templeton Services, LLC; Vice President, Franklin Advisers, Inc. and Franklin Templeton Institutional, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

Gaston Gardey (1967) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since 2009
Principal Occupation During at Least the Past 5 Years:
Treasurer, U.S. Fund Administration & Reporting, Franklin Templeton Investments; and officer of 27 of the investment companies in Franklin Templeton Investments.

Aliya S. Gordon (1973)	Vice President	Since 2009

One Franklin Parkway San Mateo, CA 94403-1906
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 45 of the investment companies in Franklin Templeton Investments.

Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2009
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Vice President, Franklin Templeton Distributors, Inc. and Franklin Alternative Strategies Advisers, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

**Gregory E. Johnson (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee and Vice President	Trustee since 2013 and Vice President since 2003
Principal Occupation During at Least the Past 5 Years:
Please refer to the table "Interested Trustee serving until the 2018 Annual Shareholders' Meeting" for additional information about Mr. Gregory E. Johnson.

**Rupert H. Johnson, Jr. (1940) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board, Trustee and Senior Vice President	Chairman of the Board since 2013 and Trustee and Senior Vice President since 2003
Principal Occupation During at Least the Past 5 Years:
Please refer to the table "Interested Trustee serving until the 2017 Annual Shareholders' Meeting" for additional information about Mr. Rupert H. Johnson, Jr.

Robert Lim (1948) One Franklin Parkway San Mateo, CA 94403-1906	Vice President – AML Compliance	Since May 2016
Principal Occupation During at Least the Past 5 Years:
Vice President, Franklin Templeton Companies, LLC; Chief Compliance Officer, Franklin Templeton Distributor, Inc. and Franklin Templeton Investors Services, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

Christopher J. Molumphy (1962)	President and Chief Executive	Since 2003

One Franklin Parkway San Mateo, CA 94403-1906	Officer - Investment Management
Principal Occupation During at Least the Past 5 Years:
Director and Executive Vice President, Franklin Advisers, Inc.; Executive Vice President, Franklin Templeton Institutional, LLC; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 22 of the investment companies in Franklin Templeton Investments.

Kimberly H. Novotny (1972) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since 2013
Principal Occupation During at Least the Past 5 Years:
Associate General Counsel, Franklin Templeton Investments; Vice President and Corporate Secretary, Fiduciary Trust International of the South; Vice President, Templeton Investment Counsel, LLC; Assistant Secretary, Franklin Resources, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.

Robert C. Rosselot (1960) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Chief Compliance Officer	Since 2013
Principal Occupation During at Least the Past 5 Years:
Director, Global Compliance, Franklin Templeton Investments; Vice President, Franklin Templeton Companies, LLC; officer of 45 of the investment companies in Franklin Templeton Investments; and formerly, Senior Associate General Counsel, Franklin Templeton Investments (2007-2013); and Secretary and Vice President, Templeton Group of Funds (2004-2013).

Karen L. Skidmore (1952) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Secretary	Since 2006
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 45 of the investment companies in Franklin Templeton Investments.

Navid Tofigh (1972) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since November 2015
Principal Occupation During at Least the Past 5 Years: Associate General Counsel, Franklin Templeton Investments; and officer of 45 of the investment companies in Franklin Templeton Investments.

Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2005

Principal Occupation During at Least the Past 5 Years:
General Counsel and Executive Vice President, Franklin Resources, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments.

Lori A. Weber (1964) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since 2011
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

Note 1:  Officer information is current as of the date of this proxy statement. It is possible that after this date, information about officers may change.

The Board unanimously recommends that you vote FOR the Fund's nominees. Please promptly complete, sign, date, and return the enclosed WHITE proxy card.

PLEASE DISCARD AND DO NOT SEND BACK THE GOLD PROXY CARD YOU MAY RECEIVE FROM THE ACTIVIST HEDGE FUND, EVEN TO WITHHOLD VOTES ON THE ACTIVIST HEDGE FUND'S NOMINEES, AS THIS MAY CANCEL YOUR PRIOR VOTE FOR YOUR FUND'S NOMINEES.

☐ PROPOSAL 2: A SHAREHOLDER PROPOSAL

The activist hedge fund (referred to in the opposition statement below as the "Shareholder Proponent") has informed the Fund that it intends to submit the Shareholder Proposal at the Meeting and has requested that the Fund include the Shareholder Proposal in the Fund's proxy materials. The Board unanimously recommends that you vote AGAINST the Shareholder Proposal. The nonbinding Shareholder Proposal and the supporting statement for it (the "Supporting Statement"), exactly as received by the Fund, are set forth below together with the Board's explanation of its reasons for opposing the Shareholder Proposal.

Proposal:

BE IT RESOLVED, that the shareholders of Franklin Limited Duration Income Trust (the "Fund"), requests that the Board of Trustees (the "Board") consider authorizing a self-tender offer for all outstanding shares of the Fund at or close to net asset value ("NAV"). If more than 50% of the Fund's outstanding shares are submitted for tender, the tender offer should be cancelled and the Board should take the steps necessary to liquidate or convert the Fund into an open-end mutual fund.

OPPOSITION STATEMENT OF FRANKLIN LIMITED DURATION INCOME TRUST

The Shareholder Proposal seeks to dismantle your Fund and end its existence as a closed‑end fund.  Your Fund's Board unanimously opposes the Shareholder Proposal because it could adversely affect the Fund's investment performance to the detriment of investors. Moreover, the Shareholder Proposal would needlessly waste Fund resources and potentially result in the Fund's termination.

The Board believes that it is in your best interests for the Fund to retain its current structure as a closed-end fund, which enables it to use leverage to pursue its investment goal of high current income with capital appreciation. Your Fund follows a unique strategy of investing in a portfolio of high yield corporate bonds, floating rate corporate loans, and mortgage- and other asset-backed securities.  Combining this investment strategy with leverage, your Fund has delivered competitive market returns to investors over time, together with an attractive yield.  Under the Shareholder Proposal, however, the Fund would not be able to provide the same benefits to shareholders if forced to conduct an unlimited tender offer, followed by a possible liquidation or conversion into an open-end fund.

Among the reasons for the Board's opposition, as discussed more fully below, are:

•	Contrary to the claims in the Supporting Statement, your Fund's performance at market price and net asset value has been consistently competitive, both in absolute terms and relative to its benchmark indices and its broad-based Lipper peer group. In addition, your Fund has maintained a consistent payout of attractive dividends to its shareholders.

•	The Shareholder Proposal would waste Fund assets, force the Fund to sell securities at an inopportune time, cause the Fund to bear additional expenses to rebalance its portfolio, impair its ability to enhance total return through the use of leverage, and significantly diminish the Fund's ability to operate efficiently, potentially even resulting in the Fund's termination, without providing any meaningful benefits to the Fund's shareholders other than a potential one-time narrowing of the Fund's discount to NAV. In fact, shareholders who sell their shares may have to pay taxes on realized gains that they would otherwise be able to defer.

•	Contrary to the claims in the Shareholder Proposal, the Fund's discount is in line with that experienced by many other closed-end funds in its peer group and has been on average below 10% so far this year. In fact, approximately 79% of taxable fixed income closed-end funds are currently trading at a discount, with a median discount of -6.03%.[1] The Fund's shares have even traded at a premium as recently as 2013. The Fund's management views the current discount as a result of transient market movements unrelated to the Fund's core investment strategies, including the persistently low short-term interest rate environment, and the Board therefore believes that it would be unwise to take the drastic steps advocated in the Shareholder Proposal based on market conditions unrelated to the Fund's overall investment program.

•	Contrary to the claims in the Supporting Statement, the Fund's Board has publicly announced meaningful and responsible steps to directly address the Fund's discount to NAV, including:

o	Implementing a discount-narrowing program for the Fund where, if the Fund's shares trade at an average market price discount from net asset value of 10% or more during the last 90 days of a 9-month measurement period, the Board will: (1) authorize a tender offer for a stated portion of the Fund's outstanding shares; (2) submit to shareholders a proposal to merge the Fund with either an open-end or closed-end investment company; and/or (3) submit to shareholders a proposal to convert the Fund to an open-end investment company; and

o	Authorizing open-market share repurchases by the Fund for up to 10% of the Fund's outstanding shares in an effort to help address the Fund's discount.

•	The Shareholder Proposal takes a "scorched earth" approach to addressing the Fund's discount, one that virtually ensures its termination as a closed-end fund, despite the Fund's competitive performance and single-digit discount. The Board believes that your Fund's performance, unique portfolio composition and risk/return profile, and ability to use leverage to enhance return, all justify retaining its closed-end structure for the benefit of all shareholders.

For the reasons discussed more fully below, the Board unanimously recommends that shareholders vote AGAINST the Shareholder Proposal.

Reasons for the Board's Recommendation

Your Fund's Board has reviewed and considered the Shareholder Proposal, but believes that it is not in the best interests of the Fund and its shareholders.  For the reasons discussed below, the Board believes that the Fund's shareholders are best served by retaining the Fund's closed-end structure.

1. Your Fund Has Competitive Performance.

Your Fund's performance at market price and net asset value has been consistently competitive, both in absolute terms and relative to its benchmark indices and its Lipper peer group, as shown in the table below:

1 Source:  Morningstar Direct.  Includes available data for 152 taxable fixed income closed end funds as of 7/31/16.

Franklin Limited Duration Income Trust Performance as of July 31, 20161

	3-Months	Year-to-date	1-Year	3-Year	5-Year	10-Year	Since inception (8/27/03)
Fund Return Based on Change in Net Asset Value[2]	3.63%	7.78%	1.50%	2.98%	4.86%	6.39%	6.49%
Fund Return Based on Change in Market Price[3]	3.07%	14.25%	8.16%	3.47%	3.33%	7.05%	5.97%
Blended Benchmark Index[4,5]	2.65%	6.98%	3.53%	3.73%	4.35%	5.58%	5.81%
Barclays U.S. Mortgage-Backed Securities Index[5]	1.15%	3.32%	3.90%	3.86%	2.86%	4.83%	4.63%
Credit Suisse Leveraged Loan Index[5]	2.36%	5.69%	2.26%	3.16%	4.26%	4.26%	4.74%
Credit Suisse High Yield Index[5]	4.45%	11.98%	4.22%	4.06%	5.83%	7.30%	7.80%
Lipper General Bond Funds Category[6] Based on Change in Net Asset Value	4.77%	8.59%	4.39%	5.77%	7.43%	7.49%	8.34%
Lipper General Bond Funds Category[6] Based on Change in Market Price	6.70%	15.94%	15.11%	7.11%	7.25%	7.71%	8.45%

Performance data represents past performance, which does not guarantee future results. Current performance may differ from figures shown. The Fund's investment return and principal value will change with market conditions, and an investor may have a gain or a loss when they sell their shares.
_________________________________________________________________

1 Figures shown are for common shares. Total return calculations represent the average annual changes in value of an investment over the periods indicated. Three-month and year-to-date returns have not been annualized. As of 7/31/16, the Fund had leverage in the amount of 32.11% of the Fund's total portfolio. The Fund employs leverage through the issuance of Auction Preferred Shares and purchase of mortgage dollar rolls. The use of financial leverage creates an opportunity for increased income, but, at the same time, creates special risks (including the likelihood of greater volatility of net asset value and market price of common shares). The cost of leverage rises and falls with changes in short-term interest rates. Such increases/decreases in the cost of the Fund's leverage may be offset by increased/decreased income from the Fund's floating rate instruments.
2 Assumes reinvestment of distributions based on net asset value (net of Fund expenses). See the Fund's annual report for full information on expenses.
3 Assumes reinvestment of distributions based on the dividend reinvestment plan.
4 The blended benchmark index consists of 1/3% Barclays U.S. Mortgage-Backed Securities Index, 1/3% Credit Suisse Leveraged Loan Index and 1/3% Credit Suisse High Yield Index.

5 Indexes are unmanaged and one cannot invest directly in an index.  They do not reflect any fees, expenses or sales changes.
6 Source:  Thomson Reuter Lipper for Investment Management.  The Lipper General Bond Funds category includes closed-end funds that do not have any quality or maturity restrictions and intend to keep the bulk of their assets in corporate and government debt issues.

As can be seen in the table above, the Fund has performed consistently well against its blended benchmark, which reflects the three primary asset classes in which the Fund invests, particularly over both  shorter- and longer-term periods (and would compare even more favorably had the benchmark been adjusted to reflect Fund expenses).  Contrary to the Supporting Statement, the Lipper General Bond Funds category is not a meaningful "apples to apples" comparison for your Fund.  That category is comprised of a mix of closed-end funds with diverse asset mixes, including those in which the Fund invests, but also investment grade corporate bonds, municipal bonds, global bonds and in some cases even equity securities.  Your Fund's strategy, by contrast, is short duration focused and multi-sector in nature.  In many cases, the Fund's performance will differ markedly from other fixed-income closed-end funds in the category that do not have the same exposure to its primary asset classes, or the same limited duration focus as the Fund.  Despite the "apples to oranges" comparison of the performance of the Fund to the Lipper General Bond Funds category, your Fund's strategy has provided meaningful returns over both the short- and long-term period, with significantly lower volatility (that is, more steady returns), lower duration and lower interest rate risk as compared to the funds in the Lipper General Bond Funds category.2

2. The Shareholder Proposal Would Waste Fund Resources and Diminish the Fund.

The Shareholder Proposal requests that the Board take two distinct actions – first, an unlimited tender offer for all of the Fund's shares; and second, if at the conclusion of the tender offer more than half of the Fund's shares have been tendered, cancel the just-completed tender offer, and instead either liquidate the Fund or convert it to an open-end fund. These actions would waste Fund assets and significantly diminish the Fund's ability to operate efficiently, potentially even resulting in the Fund's termination, without providing any meaningful benefits to the Fund's shareholders other than a one-time narrowing of the Fund's discount to NAV.  The Shareholder Proposal only benefits opportunistic shareholders like the Shareholder Proponent, who will "take the money and run" at the expense of remaining shareholders.

Conducting an unlimited tender offer could be costly to shareholders and adversely affect Fund performance.  Because the Fund would be offering to tender all of its shares, it would likely have to liquidate all or a substantial portion of its outstanding preferred shares and/or unwind other forms of leverage (acquired at attractive prices) it currently employs. The Fund's use of leverage can help supplement the Fund's total return.  Reducing or eliminating the Fund's leverage will require it to liquidate securities in order to raise cash used to pay off its indebtedness, which increases portfolio transaction costs, imposes legal and administrative costs, and could have adverse capital gains tax consequences for shareholders.  More importantly, it deprives the Fund of a significant means of enhancing returns and paying competitive dividends.  Any underperformance by the Fund resulting from de-leveraging would therefore adversely affect shareholders.

If substantial shares were tendered but the 50% threshold was not met and the tender offer was completed, the Fund would also need to liquidate significant securities in order to have sufficient cash on hand to pay for the tendered shares.  Liquidating these securities would likewise increase portfolio

2 Source: Morningstar Direct as of 7/31/16 comparing the standard deviation of the Fund for the 1-, 3-, 5- and 10-year periods to the standard deviation for the average and median of the Lipper General Bond Funds category for the same periods.

transaction costs and result in potential adverse capital gains tax consequences for shareholders.   Remaining Fund shareholders would suffer from a significantly reduced asset base, a potentially higher expense ratio, lower dividends, whole or partial de‑leveraging, and the administrative costs of the tender offer.  The Board and Fund management believe that it would be much more difficult for the Fund to meet its investment goal after being so severely diminished.

If more than 50% of the Fund's outstanding shares are tendered, the Shareholder Proposal requests that the Fund cancel the almost-completed tender offer, and instead take additional secondary actions. Although the Fund and its shareholders would have already borne substantially all of the costs associated with the tender offer (including the costs attributable to regulatory filings, de-leveraging, selling portfolio securities, and incurring capital gains), the Shareholder Proposal requests that the tender offer subsequently be cancelled.  This would be a needless waste of Fund resources, and shows no consideration for the interests of the Fund's shareholders.

The Fund's shareholders would then have to bear the additional costs of either converting the Fund to an open-end fund or liquidating the Fund. The costs of open-ending would include holding an additional shareholder meeting to obtain approval, which would take additional time and expense without any guarantee that shareholder approval would be obtained.  Open-ending would also require the Fund to reduce, restructure or eliminate its leverage, which can limit the Fund's ability to produce enhanced returns and pay competitive dividends.

The Fund would also incur potentially significant administrative and legal costs in transitioning to an open-end fund.  As an open-end fund, the Fund may suffer a significant decrease in assets and increased volatility from redemptions.  Liquidating portfolio securities through de-leveraging and redemptions could give rise to substantial adverse tax consequences to both redeeming and remaining shareholders.  These factors would likely result in a substantial increase in the Fund's expense ratio and in the Fund paying lower dividends as an open-end fund.  The Board and the Fund's management therefore do not believe that the Fund would be as successful in meeting its investment goal as an open‑end fund as it currently is as a leveraged closed-end fund.

Liquidating the Fund entirely would also impose costs on the Fund and potentially result in adverse tax consequences to shareholders.  More importantly, it would completely remove the Fund as a viable investment option, leaving shareholders with limited alternatives to invest in a similar investment mandate.

3. Your Fund's Discount is In Line with Other Closed-End Funds and a Discount Program Has Recently Been Implemented.

As with most other closed-end funds, the market price of the Fund's shares is often lower than the Fund's NAV per share.  That is, the Fund's shares often trade at a discount. The Fund's discount is in line with that experienced by closed-end funds generally.  Far from excessive, your Fund's average year-to-date discount as of July 31, 2016 was -9.17%. Moreover, based on history, it should not be assumed that the Fund's current discount will last indefinitely.  Indeed, from March, 2012 through March, 2013, your Fund's shares generally traded at a premium.  The Fund's management views the current discount as a result of transient market movements unrelated to the Fund's core investment strategies, including the persistent low short-term interest rate environment, and not as a permanent phenomenon arising from Fund's investment program. The Board therefore believes that it would be unwise to recommend the drastic step of an unlimited tender offer, possibly followed by open-ending or liquidating the Fund, based on market conditions unrelated to the Fund's overall investment mandate.

Contrary to the claims of the Supporting Statement, the Fund's Board has publicly announced meaningful steps to directly address the Fund's discount to NAV. As announced in a press release on April 20, 2016, your Fund's Board has already approved and implemented a discount-narrowing program for the Fund (the "Discount Program"), which will take place over a nine month period commencing on June 1, 2016 and ending on March 31, 2017. If the Fund's shares trade at an average market price discount from net asset value of 10% or more during the last 90 days of the measurement period, the Board will: (1) authorize a tender offer for a stated portion of the Fund's outstanding shares; (2) submit to shareholders a proposal to reorganize the Fund with either an open-end or closed-end investment company; and/or (3) submit to shareholders a proposal to merge the Fund to an open-end investment company. Furthermore, the Discount Program has authorized open-market share repurchases by the Fund for up to 10% of the Fund's outstanding shares in an effort to help address the Fund's discount. Unlike the Shareholder Proposal, the Discount Program will be conducted by Fund management with a view toward minimizing any potential negative impact on the Fund and shareholders.

Like the Shareholder Proposal, the Discount Program contemplates a tender offer or merger with an open-end fund, but only after the Fund has had a reasonable amount of time to address its discount, which is already under 10%.  This approach is purposefully designed to be more thoughtful, measured, and less costly, and thus helps to avoid the wasteful expenses that would arise if the Shareholder Proposal were implemented, potentially resulting in the Fund conducting both an unlimited tender offer and an open-ending.  As noted above, the more the Fund's leverage is reduced and assets are sold, the higher the costs to all shareholders.  The Board hopes that the Discount Program, including the open-market share repurchases, will help bring the market price of the Fund's shares closer to NAV.  The Board believes that the Discount Program is a much more measured and responsible approach to address the Fund's discount than the Shareholder Proposal, and one which importantly preserves the Fund's ability to continue seeking to achieve its investment goal.

4. Your Fund Has a Unique Market Position and Remains Viable as a Closed‑End Fund

Despite the Fund's current market price discount to NAV, the Board believes that your Fund's performance, coupled with its unique position in the marketplace, justifies retaining its closed-end structure.  The Fund's investment approach and long-term market price performance may be more important for shareholders than its current discount.  The Board and the Fund's management believe that the Fund is well positioned to continue meeting its investment goal of high current income with capital appreciation for its shareholders.  The Shareholder Proposal, however, would significantly diminish, or even eliminate, the Fund's viability as a closed-end fund.

Your Fund has a unique strategy and investment parameters that are different from its closed-end fund competitors, as well as any open-end fund in the Franklin Templeton complex.  The Fund seeks to provide high, current income, with a secondary objective of capital appreciation to the extent possible and consistent with the Fund's primary objective, through a portfolio consisting primarily of high yield corporate bonds, floating rate corporate loans, and mortgage- and other asset-backed securities. If the Fund were terminated, shareholders might not be able to find a comparable investment with your Fund's unique portfolio composition and risk/return profile, together with the ability to use leverage.

The Shareholder Proposal takes a "scorched earth" approach to addressing the Fund's discount, one that virtually ensures the termination of the Fund as a closed-end fund, despite the Fund's competitive performance and single-digit discount.  The Board, by contrast, would only recommend an unlimited tender offer, conversion to an open-end fund, or liquidation in the face of compelling circumstances, such as if there were serious concerns about the continuing viability of the Fund as a suitable long-term investment for shareholders.  The Board does not believe that these circumstances are present in the case of your Fund.

Rather, the Board believes that your Fund remains viable as a closed-end fund.  The Fund continues to maintain adequate trading volume, variable discounts and premiums, and viable size.  The Board therefore believes that an unlimited tender offer, possibly followed by open‑ending or liquidating your Fund, would deprive the Fund's shareholders of the unique characteristics they were seeking when they originally chose to invest in this closed-end fund.

Conclusion

For the reasons stated above, the Board UNANIMOUSLY recommends that Shareholders vote AGAINST the Shareholder Proposal.

SUPPORTING STATEMENT OF THE SHAREHOLDER PROPONENT

A fund's NAV is the total value of a fund's assets minus its liabilities.  When compared to an index, it provides investors and Boards with a way to examine whether an adviser is meeting or exceeding benchmark returns.

The Fund's long-term performance has been disappointing.  The Fund has traded at an average discount to NAV of more than 10.7% over the last three years.  Moreover, the Fund's income and total return have been rated in the lowest and second lowest quintiles for 2014 and for the previous annualized three, five and 10 year periods in recent reports prepared by Lipper, Inc., an independent organization.

When funds underperform, investors require:  (1) a thoughtful and thorough explanation of management's recent decisions, and (2) the Board's plan going forward.  Neither of these proactive steps have been offered by the Board, which is why we believe the Fund's underperformance has also led to perpetually wide discounts.

The Fund's excessive discount level indicates that the market has lost faith in the Fund's adviser's ability to significantly add to shareholder value.  Compounding the problem, the Board has done little to address the adviser's poor performance.

Similar to many other recent corporate actions in the closed end fund space, shareholders should have the opportunity to realize a price for their shares close to NAV.  Toward that end, the Board should consider authorizing a self-tender offer for all outstanding shares of the Fund at or close to NAV.  If a majority of the Fund's outstanding shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund as a closed-end fund.  In that case, the tender offer should be cancelled and the Fund should be liquidated or converted into an open-end mutual fund.

The Fund and Board are likely to come up with a litany of arguments against our Proposal but the simple fact of the matter is that the Board has not been able to effectively manage the Fund's discount, nor have they taken action to address its adviser's perpetual underperformance.

Please vote FOR the Proposal and tell the Fund's Board that you want it to take action to collapse the Fund's discount and increase shareholder value.

_________________________________

The Shareholder Proponent is Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.  Neither the Fund, its Board nor management is responsible for the contents of the Shareholder Proposal or the Supporting Statement of the Shareholder Proponent.

ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager. The Investment Manager is Franklin Advisers, Inc., a California corporation, whose principal address is One Franklin Parkway, San Mateo, CA 94403. The Investment Manager is a wholly owned subsidiary of Resources.

The Administrator. The administrator of the Fund is Franklin Templeton Services, LLC ("FT Services"), whose principal address is also One Franklin Parkway, San Mateo, CA 94403. Under an agreement with the Fund, FT Services performs certain administrative functions, such as portfolio recordkeeping, for the Fund. FT Services is an indirect wholly owned subsidiary of Resources.

The Transfer Agent and Custodian. The transfer agent, registrar and dividend disbursement agent for the Common Shares, and shareholder servicing agent for the Preferred Shares, is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

The Bank of New York Mellon, Corporate Trust Dealing & Trading-Auctions, 101 Barclay Street, 7W, New York, NY 10286, acts as the custodian of the Fund's securities and other assets and serves as the auction agent, transfer agent, registrar, dividend paying agent and redemption agent for the Preferred Shares.

Reports to Shareholders and Financial Statements. The Fund's last audited financial statements, semi-annual report for the period ended September 30, 2015, and annual report for the fiscal year ended March 31, 2016 are available free of charge. To obtain a copy, visit the Fund's website at www.franklintempleton.com, or call toll-free (800) DIAL BEN/342-5236 or forward a written request to Franklin Templeton Investor Services, LLC, P.O. Box 997151, Sacramento, CA 95899-9983.

Principal Shareholders. As of August 29, 2016, the Fund had 26,835,650 Common Shares, 1,200 Preferred Shares Series M, 1,200 Preferred Shares Series W and 1,200 Preferred Shares Series F outstanding, and total net assets of $349,984,060. The Fund's Common Shares are listed on the NYSE MKT (symbol: FTF). From time to time, the number of shares held in "street name" accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding.  To the knowledge of the Fund's management and/or based on public filings, as of August 29, 2016, there were no other entities holding beneficially or of record more than 5% of the Fund's outstanding Common Shares or Preferred Shares, except as shown in the following tables:

Preferred Shares:

Name and Address	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Preferred Shares
RiverNorth Capital Management, LLC RiverNorth Capital Partners, L.P. RiverNorth Institutional Partners, L.P. 325 N. LaSalle St., Suite 645 Chicago, Illinois 60654-7030[2]	1,796	49.89%
BNY Mellon/ Wells Fargo & Company One Wall Street New York, NY 10286	670	18.61%
National Financial Services, LLC 499 Washington Blvd. Jersey City, NJ 07310	1,801	50.03%
UBS Securities LLC 1000 Harbor Blvd. 5th Fl.	593	16.47%

Weehawken, NJ 07086

1.  Combined holdings of Series M, Series W and Series F Preferred Shares. The nature of beneficial ownership is shared voting and dispositive power.
2.  As reported on Form 4, filed with the SEC as of August 22, 2016.

Common Shares:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Outstanding Common Shares
Saba Capital Management, L.P. Boaz R. Weinstein 405 Lexington Avenue 58th Floor New York, NY 10174	4,032,405[1]	15.03%[3]
First Trust Portfolios L.P. First Trust Advisors L.P. The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	3,175,962[2]	11.83%[4]
Sit Investments Associates, Inc. 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	2,780,524[2]	10.36%[4]

1.  The nature of beneficial ownership is shared voting and dispositive power, as reported on Schedule 13D/A, filed with the SEC as of May 16, 2016.
2. The nature of beneficial ownership is shared voting and dispositive power, as reported on Schedule 13G/A, filed with the SEC as of December 31, 2016.
3. As reported on Schedule 13D/A, filed with the SEC as of May 16, 2016.
4. As reported on Schedule 13G/A, filed with the SEC as of December 31, 2016.

In addition, to the knowledge of the Fund's management, as of August 29, 2016, no Trustee of the Fund owned 1% or more of the outstanding Common Shares or Preferred Shares of the Fund, and the Officers and Trustees of the Fund owned, as a group, less than 1% of the outstanding Common Shares or Preferred Shares of the Fund.

Contacting the Board. If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Fund's offices, One Franklin Parkway, San Mateo, California 94403.  The correspondence will then be given to the Board for its review and consideration.

AUDIT COMMITTEE

The Board has a standing Audit Committee currently consisting of Messrs. Luttig, Thompson and Wilson (Chairman), all of whom are Independent Trustees and also are considered to be "independent" as that term is defined by NYSE MKT's listing standards. The Fund's Audit Committee is responsible for the appointment, compensation and retention of the Fund's independent registered public accounting firm ("auditors"), including evaluating their independence, recommending the selection of the Fund's auditors to the full Board, and meeting with such auditors to consider and review matters relating to the Fund's financial reports and internal auditing.

Selection of Auditors. The Audit Committee and the Board have selected the firm of PricewaterhouseCoopers LLP ("PwC") as auditors of the Fund for the current fiscal year. Representatives of PwC are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

Audit Fees. The aggregate fees paid to PwC for professional services rendered by PwC for the audit of the Fund's annual financial statements or for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were $77,414 for the fiscal year ended March 31, 2016 and $48,014 for the fiscal year ended March 31, 2015.

Audit-Related Fees. The aggregate fees paid to PwC for assurance and related services rendered by PwC to the Fund that are reasonably related to the performance of the audit of the Fund's financial statements and are not reported under "Audit Fees" above were $0 for the fiscal year ended March 31, 2016 and
$13,760 for the fiscal year ended March 31, 2015. The services for which fees were paid included attestation services.

There were no fees paid to PwC for assurance and related services rendered by PwC to the Investment Manager and any entity controlling, controlled by or under common control with the Investment Manager that provides ongoing services to the Fund that are reasonably related to the performance of the audit of their financial statements for the fiscal years ended March 31, 2016 and March 31, 2015.

Tax Fees. There were no fees paid to PwC for professional services rendered by PwC to the Fund for tax compliance, tax advice and tax planning for the fiscal years ended March 31, 2016 and March 31, 2015.

There were no fees paid to PwC for professional services rendered by PwC to the Investment Manager and any entity controlling, controlled by, or under common control with the Investment Manager that provides ongoing services to the Fund for tax compliance, tax advice and tax planning for the fiscal years ended March 31, 2016 and March 31, 2015.

All Other Fees. There were no fees paid to PwC for products and services rendered by PwC to the Fund not reported in previous paragraphs for the fiscal years ended March 31, 2016 and March 31, 2015.

The aggregate fees paid to PwC for products and services rendered by PwC to the Investment Manager and any entity controlling, controlled by or under common control with the Investment Manager that provides ongoing services to the Fund other than services reported in previous paragraphs were $663,151 for the fiscal year ended March 31, 2016, and $0 for the fiscal year ended March 31, 2015. The services for which these fees were paid included review of materials provided to the Board in connection with the investment management contract renewal process, derivatives assessment, and the review of system processes related to fixed income securities.

The Fund's Audit Committee is directly responsible for approving the services to be provided by the auditors, including:

(i) pre-approval of all audit and audit related services;

(ii)              pre-approval of all non-audit related services to be provided to the Fund by the auditors;

(iii)             pre-approval of all non-audit related services to be provided by the auditors to the Fund, to the Investment Manager or to any entity that controls, is controlled by or is under common control with the Investment Manager and that provides ongoing services to the Fund where the non-audit services relate directly to the operations or financial reporting of the Fund; and

(iv) establishment by the Audit Committee, if deemed necessary or appropriate, as an alternative to committee pre-approval of services to be provided by the auditors, as required by paragraphs (ii) and (iii) above, of policies and procedures to permit such services to be pre-approved by other means, such as through establishment of guidelines or by action of a designated member or members of the Audit Committee; provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and such policies and procedures do not include delegation of Audit Committee responsibilities, as contemplated under the Securities Exchange Act of 1934, as amended, to management; subject, in the case of (ii) through (iv), to any waivers, exceptions or exemptions that may be available under applicable law or rules.

None of the services provided to the Fund described in the preceding paragraphs (other than under "Audit Fees" above) were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Aggregate Non-Audit Fees. The aggregate non-audit fees of $663,151 for the fiscal year ended March 31, 2016 and $13,760 for the fiscal year ended March 31, 2015 were paid to PwC for services rendered by PwC to the Fund and the Investment Manager and any entity controlling, controlled by, or under common control with the Investment Manager that provides ongoing services to the Fund.  The aggregate non-audit fees for the fiscal year ended March 31, 2016 include the amounts shown under Audit-Related Fees ($0), Tax Fees ($0) and All Other Fees ($663,151) (for services provided to the Investment Manager and its control entities).  The aggregate non-audit fees for the fiscal year ended March 31, 2015 include the amounts shown under Audit-Related Fees ($13,760) (for services provided to the Fund), Tax Fees ($0) and All Other Fees ($0).

The Audit Committee has considered whether the provision of the non-audit services that were rendered to the Investment Manager and any entity controlling, controlled by, or under common control with the Investment Manager that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining PwC's independence.

Audit Committee Report. The Board has adopted and approved a revised formal written charter for the Audit Committee, which sets forth the Audit Committee's responsibilities. A copy of the charter was attached as "Exhibit A" to the proxy statement for the 2015 Annual Shareholders' Meeting.

The Audit Committee reviewed and discussed the Fund's audited financial statements with management, as well as with PwC, the Fund's auditors. The Audit Committee discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence. The Audit Committee also received the report of PwC regarding the results of their audit. In connection with their review of the financial statements and the auditors' report, the members of the Audit Committee discussed with PwC the independence of PwC, as well as the following: the auditors' responsibilities in accordance with generally accepted auditing standards; the auditors' responsibilities for information prepared by management that accompanies the Fund's audited financial statements and any procedures performed and the results; the initial selection of, and whether there were any changes in, significant accounting policies or their application; management's judgments and accounting estimates; whether there were any significant audit adjustments; whether there were any disagreements with management; whether there was any consultation with other accountants; whether there were any major issues discussed with management prior to the auditors' retention; whether the auditors encountered any difficulties in dealing with management in performing the audit; and the auditors' judgments about the quality of the Fund's accounting principles.

Based on its review and discussions with management and the Fund's auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements.

Accordingly, the Audit Committee recommended to the Board that the audited financial statements be included in the Fund's Annual Report to Shareholders for the fiscal year ended March 31, 2016 for filing with the SEC.

AUDIT COMMITTEE
J. Michael Luttig
Larry D. Thompson
John B. Wilson (Chairman)

ADDITIONAL INFORMATION ABOUT THE BOARD

Board Role in Risk Oversight. The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular Board meetings, through regular reports that have been developed by management, in consultation with the Board and its counsel. These reports address certain investment, valuation and compliance matters. The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board's request or upon the Investment Manager's initiative. In addition, the Audit Committee of the Board meets regularly with the Investment Manager's internal audit group to review reports on their examinations of functions and processes within Franklin Templeton Investments that affect the Fund.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund. In addition, the portfolio managers of the Fund meet regularly with the Board to discuss portfolio performance, including investment risk. To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund's risk profile, the Board generally is consulted with respect to such change. To the extent that the Fund invests in certain complex securities, including derivatives, the Board receives periodic reports containing information about exposure of the Fund to such instruments. In addition, the Investment Manager's investment risk personnel meet regularly with the Board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives.

With respect to valuation, the Fund's administrator provides regular written reports to the Board that enable the Board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value. Such reports also include information concerning illiquid securities within the Fund's portfolio. The Board also reviews dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities. In addition, the Fund's Audit Committee reviews valuation procedures and results with the Fund's independent auditors in connection with the Audit Committee's review of the results of the audit of the Fund's year-end financial statements.

With respect to compliance risks, the Board receives regular compliance reports prepared by the Investment Manager's compliance group and meets regularly with the Fund's Chief Compliance Officer ("CCO") to discuss compliance issues, including compliance risks. As required under SEC rules, the Independent Trustees meet at least quarterly in executive session with the CCO, and the CCO prepares and presents an annual written compliance report to the Board. The Board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund's service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The Investment Manager periodically provides an enterprise risk management presentation to the Board to describe the way in which risk is managed on a complex-wide level. Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board Structure. Seventy-five percent or more of Board members are Independent Trustees who are not deemed to be "interested persons" by reason of their relationship with the Fund's management or otherwise as provided under the 1940 Act. While the Chairman of the Board is an interested person, the Board is also served by a Lead Independent Trustee. The Lead Independent Trustee, together with independent counsel, reviews proposed agendas for Board meetings and generally acts as a liaison with Fund management with respect to questions and issues raised by the Independent Trustees. The Lead Independent Trustee also presides at separate meetings of Independent Trustees held in advance of each scheduled Board meeting where various matters, including those being considered at such Board meeting, are discussed. It is believed such structure and activities assure that proper consideration is given at Board meetings to matters deemed important to the Fund and its shareholders.

FURTHER INFORMATION ABOUT VOTING AND THE MEETING

Solicitation of Proxies. Your vote is being solicited by the Trustees of the Fund. The cost of soliciting these proxies will be split evenly between the Fund and the Investment Manager. Subject to the foregoing, the Fund reimburses brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

The Fund has contracted with D.F. King & Co., Inc. ("D.F. King"), an ASTOne Company, to assist with solicitation of proxies. The Fund anticipates that the cost of retaining D.F. King will be up to approximately $100,000, plus reimbursement of reasonable out-of-pocket expenses (which amount is included in the estimate of total expenses below).  D.F. King anticipates that approximately 50 of its employees or other persons will be involved in soliciting shareholders of the Fund.

In addition to solicitation services to be provided by D.F. King, proxies may be solicited by the Fund and its Trustees and executive officers, and/or regular employees and officers of the Fund's Investment Manager, administrator, or any of their affiliates, none of whom will receive any additional compensation for these solicitations.

The Fund expects that the solicitation will be primarily by mail, but also may include advertisement, telephone, telecopy, facsimile transmission, electronic, oral, or other means of communication, or by personal contacts. If the Fund does not receive your proxy by a certain time you may receive a telephone call from a proxy soliciting agent asking you to vote.

Although no precise estimate can be made at the present time, it is currently estimated that the aggregate amount to be spent in connection with the solicitation of proxies by the Fund (excluding the salaries and fees of officers and employees) will be approximately $400,000.  To date, approximately $150,000 has been spent on the solicitation.  These estimates include fees for attorneys, accountants, public relations or financial advisers, proxy solicitors, advertising, printing, transportation, litigation, and other costs incidental to the solicitation, but exclude costs normally expended for the election of Trustees in the absence of a contest, and costs represented by salaries and wages of regular employees and officers.

Participants. Because the activist hedge fund has filed a proxy statement in support of its nominees and, thus, has commenced a proxy contest, the SEC requires the Fund to provide shareholders with certain additional information relating to "participants" as defined in the SEC's proxy rules. Pursuant to those rules, the Fund's Trustees and executive officers are "participants."  For information about the Fund's Trustees and executive officers, please refer to Proposal 1 of this Proxy Statement.  Certain regular employees and officers of the Fund's Investment Manager, administrator, or any of their affiliates may become "participants" if any such persons solicit proxies.  The address of the participants is the address of the Fund's principal executive offices. Except as otherwise disclosed in this Proxy Statement, none of the participants has a substantial interest in this solicitation, and none of the participants listed herein have purchased or sold or otherwise acquired or disposed of any shares of the Fund in the last two years.  Information with respect to the participants' beneficial ownership of shares of the Fund is as of August 15, 2016.

Voting by Broker-Dealers. Because the Fund anticipates that the election of Trustees and the Shareholder Proposal will be contested, the Fund expects that broker-dealer firms holding shares of the Fund in "street name" for their customers will not be permitted by NYSE rules to vote on the election of Trustees or the Shareholder Proposal on behalf of their customers and beneficial owners in the absence of voting instructions from their customers and beneficial owners. Accordingly, the Fund does not expect to receive any "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter).

Quorum. A majority of the shares entitled to vote – present in person or represented by proxy – constitutes a quorum at the Meeting. Shares whose proxies reflect an abstention or withhold authority on any item and broker non-votes, if any, are all counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

Required Vote. Provided that a quorum is present, Trustees must be elected by not less than a plurality of the votes cast of the shares entitled to vote thereon.  All voting rights are non-cumulative, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of such Trustees standing for election if they choose to do so.

Abstentions, withholds, and broker non-votes, if any, will be treated as votes present at the Meeting, but will not be treated as votes cast. Abstentions, withholds, and broker non-votes, if any, therefore will not be counted for purposes of electing the Trustees.

Provided that a quorum has been established, the affirmative vote of "a majority of outstanding voting securities" of the Fund entitled to vote at the Meeting is required to approve Proposal 2. Under the Fund's Amended and Restated Agreement and Declaration of Trust, a "vote of a majority of outstanding voting securities" is the lesser of: (a) 67 percent or more of the shares present at the meeting, if the holders of more than 50 percent of the Fund's outstanding shares are present or represented by proxy; or (b) more than 50 percent of the Fund's outstanding shares.

For purposes of the Shareholder Proposal, abstentions and broker non-votes, if any, will have the same effect as a vote "against" the Shareholder Proposal.  The Shareholder Proposal is only a recommendation and, if it is approved by the required vote, will have no binding effect on the Fund or the Board. In considering whether or not to take action in response to Proposal 2, the Board will give the request set forth in the Shareholder Proposal such weight as it believes appropriate based on the voting of shareholders for the Shareholder Proposal and other relevant factors.

Other Business. The Fund knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the Board that proxies will be voted on such matters in accordance with the judgment of the persons designated therein as proxies consistent with their fiduciary duties as set forth in Statement on Adjournment of Investment Company Shareholder Meetings and Withdrawal of Proposed Rule 20a-4 and Amendment to Rule 20a-1, Investment Company Act Release No. 7659 (Feb. 6, 1973) (the ''1973 Release'').

Adjournment. Whether or not a quorum is present at the Meeting, the Meeting may be adjourned from time to time for any reason whatsoever by vote of the holders of shares entitled to vote holding not less than a majority of the shares present in person or by proxy at the Meeting, or by the Chairman of the Board, the President of the Fund in the absence of the Chairman or certain other authorized officers. The persons named as proxies will vote in their discretion on questions of adjournment those shares for which proxies have been received. With respect to adjournments, the Fund or its officers, as applicable, will adhere to the guidelines provided in the 1973 Release, and weigh carefully the decision whether to adjourn a shareholder meeting for the purpose of soliciting shareholders to obtain additional proxies. In any such case, the persons named as proxies and/or the officers of the Fund will consider whether an adjournment and additional solicitation is reasonable and in the interest of shareholders, or whether such procedures would constitute an abuse of office.

Shareholder Proposals. The Fund anticipates that its next annual shareholders' meeting will be held on or about September [    ], 2017. Shareholder proposals to be presented at the next annual shareholders' meeting must be received at the Fund's offices, One Franklin Parkway, San Mateo, California 94403, Attention: Secretary, no later than [    ], 2017, in order to be considered for inclusion in the Fund's proxy statement and proxy card relating to that meeting and presented at that meeting.

A shareholder of the Fund who has not submitted a written proposal for inclusion in the Fund's proxy statement by [    ], 2017, as described above, may nonetheless present a proposal at the Fund's 2017 Annual Shareholders' Meeting if such shareholder notifies the Fund of such proposal in writing at the Fund's offices not earlier than [   ], 2017, and not later than [    ], 2017. If a shareholder fails to give notice within these dates, then the matter shall not be eligible for consideration at the shareholders' meeting. If, notwithstanding the effect of the foregoing notice provisions, a shareholder proposal is acted upon at the 2017 Annual Shareholders' Meeting, the persons designated as proxy holders for proxies solicited by the Board for the 2017 Annual Shareholders' Meeting may exercise discretionary voting power with respect to any shareholder proposal not received by the Fund at the Fund's offices by [    ], 2017. A shareholder proposal may be presented at the 2017 Annual Shareholders' Meeting only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal proxy rules and state law.

In addition to the requirements set forth above, a shareholder must comply with the following:

1. A shareholder intending to present a proposal must (i) be entitled to vote at the meeting; (ii) comply with the notice procedures set forth in this proxy statement; and (iii) have been a shareholder of record at the time the shareholder's notice was received by the secretary of the Fund.

2. Each notice given by a shareholder regarding nominations for the election of Trustees shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of the Fund which are beneficially owned by each such nominee; (iv) whether such shareholder believes each such nominee is or will be an "interested person" of the Fund (as defined in the 1940 Act); (v) the written and signed consent of each such nominee, to be named as a nominee and to serve as a Trustee if elected; and (vi) all such other information regarding each such nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such nominee been nominated by the Board. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Fund.

3. Each notice given by a shareholder regarding business proposals shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Fund's books, of the shareholder proposing such business; (iii) the number of shares of the Fund that are beneficially owned by the shareholder; (iv) any material interest of the shareholder in such business; and (v) all such other information regarding each such matter that would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such matter been proposed by the Board.

Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Fund's proxy statement or presented at the meeting.

No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote on such matters in accordance with the views of management.

By order of the Board of Trustees,

Karen L. Skidmore Vice President and Secretary

Dated: September [__], 2016
San Mateo, California

FRANKLIN TEMPLETON INVESTMENTS

PROXY CARD

FRANKLIN LIMITED DURATION INCOME TRUST

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CONTROL NUMBER 12345678910

PROXY IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS FRANKLIN LIMITED DURATION INCOME TRUST TO BE HELD ON OCTOBER 28, 2016

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF THE FUND. The undersigned hereby revokes all previous proxies for his or her shares of Franklin Limited Duration Income Trust (the "Fund") and appoints Craig S. Tyle, Karen L. Skidmore and Alison Baur, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Fund that the undersigned is entitled to vote at the Fund's Annual Shareholders' Meeting (the "Meeting") to be held at One Franklin Parkway, Building 920, San Mateo, CA 94403-1906 at 2:00 p.m., Pacific time, on October 28, 2016, including any postponements or adjournments thereof, upon the matters set forth on the reverse side, and instructs them to vote in accordance with the views of management upon any other matters that may properly be acted upon at the Meeting.

The Board of Trustees of the Fund solicits this proxy. It will be voted as specified on the reverse side. If no specification is made, this proxy shall be voted FOR the election of nominees for Trustee for the terms specified in the proxy statement (Proposal 1) and AGAINST the shareholder proposal (Proposal 2). As described in the proxy statement, any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management. Management is not aware of any such matters.

You are urged to date and sign this proxy and return it promptly whether or not you plan to attend the meeting in person. This will save the expense of follow-up letters to shareholders who have not responded.

Please refer to the Proxy Statement for a discussion of the Proposals.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Do you have questions? **If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-431-9642. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.**

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 28, 2016. The Fund's Notice of Annual Shareholders' Meeting, Proxy Statement and form of Proxy are also available at https://www.proxyonline.com/docs/ftf2016

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

FRANKLIN LIMITED DURATION INCOME TRUST

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

Please sign exactly as your name(s) appear(s) on the proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING:

	For All	Withhold All	For All Except
1. **Proposal:** Election of Three Nominees for Trustee			
01) Harris J. Ashton 02) Edith E. Holiday 03) John B. Wilson	O	O	O

To withhold authority to vote for any individual nominee, mark the "For All Except" box above and write the name of the nominee(s) from which you wish to withhold your vote on the line below.

____

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE FOLLOWING:

I plan to attend the Annual Meeting YES ☐ NO ☐

You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions.

PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE TRUST. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

FRANKLIN TEMPLETON INVESTMENTS

PROXY CARD

FRANKLIN LIMITED DURATION INCOME TRUST

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. **PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR PROXY VOTE TODAY!**

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy *voting number* found below
3. **PHONE** dial toll-free **(888) 227-9349** to reach an automated touchtone voting line
4. **LIVE** with a live operator when you call toll-free **(800) 431-9642** Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

PROXY IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS FRANKLIN LIMITED DURATION INCOME TRUST TO BE HELD ON OCTOBER 28, 2016

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF THE FUND. The undersigned hereby revokes all previous proxies for his or her shares of Franklin Limited Duration Income Trust (the "Fund") and appoints Craig S. Tyle, Karen L. Skidmore and Alison Baur, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Fund that the undersigned is entitled to vote at the Fund's Annual Shareholders' Meeting (the "Meeting") to be held at One Franklin Parkway, Building 920, San Mateo, CA 94403-1906 at 2:00 p.m., Pacific time, on October 28, 2016, including any postponements or adjournments thereof, upon the matters set forth on the reverse side, and instructs them to vote in accordance with the views of management upon any other matters that may properly be acted upon at the Meeting.

The Board of Trustees of the Fund solicits this proxy. It will be voted as specified on the reverse side. If no specification is made, this proxy shall be voted FOR the election of nominees for Trustee for the terms specified in the proxy statement (Proposal 1) and AGAINST the shareholder proposal (Proposal 2). As described in the proxy statement, any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management. Management is not aware of any such matters.

You are urged to date and sign this proxy and return it promptly whether or not you plan to attend the meeting in person. This will save the expense of follow-up letters to shareholders who have not responded.

Please refer to the Proxy Statement for a discussion of the Proposals.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Do you have questions? **If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-431-9642. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.**

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 28, 2016. The Fund's Notice of Annual Shareholders' Meeting, Proxy Statement and form of Proxy are also available at https://www.proxyonline.com/docs/ftf2016

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

FRANKLIN LIMITED DURATION INCOME TRUST

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

Please sign exactly as your name(s) appear(s) on the proxy card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: ●

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING:

	For All	Withhold All	For All Except
1. **Proposal:** Election of Three Nominees for Trustee 01) Harris J. Ashton 02) Edith E. Holiday 03) John B. Wilson	O	O	O

To withhold authority to vote for any individual nominee, mark the "For All Except" box above and write the name of the nominee(s) from which you wish to withhold your vote on the line below.

____

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE FOLLOWING:

I plan to attend the Annual Meeting YES ☐ NO ☐

You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions.

PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE TRUST. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]